EXHIBIT 10.1

SECOND AMENDMENT
SECOND AMENDMENT, effective as of September 30, 2016 (this “Amendment”), to the Credit Agreement, dated as of March 19, 2014, among RENT-A-CENTER, INC., a Delaware corporation (the “Borrower”), the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto (as amended by the First Amendment dated as of February 1, 2016, and as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement shall be used in this Amendment with their defined meanings unless otherwise defined herein.
W I T N E S S E T H :
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and
WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;
NOW, THEREFORE, the parties hereto hereby agree as follows:
Section 1.Amendments to Section 7.1 (Financial Condition Covenants).
(a)    Section 7.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:
“(b)    Consolidated Senior Secured Leverage Ratio. (i) Prior to December 31, 2016, permit, as of the last day of any Reference Quarter, the Consolidated Senior Secured Leverage Ratio as of the last day of the period of four consecutive fiscal quarters of the Borrower ending on such Reference Quarter to exceed 2.75 to 1.00, and (ii) commencing on December 31, 2016 and thereafter, permit, as of the last day of any Reference Quarter, the Consolidated Senior Secured Leverage Ratio as of the last day of the period of four consecutive fiscal quarters of the Borrower ending on such Reference Quarter to exceed 2.50 to 1.00.”

(b)     The grid set forth in Section 7.1(c) of the Credit agreement is hereby amended by deleting the Reference Quarter of “December 31, 2015 and thereafter” and the corresponding Consolidated Fixed Charge Coverage Ratio of “1.75 to 1.00” and substituting in lieu thereof the following:

“Reference Quarter	Consolidated Fixed Charge Coverage Ratio
December 31, 2015	1.75 to 1.00
March 31, 2016	1.75 to 1.00
June 30, 2016	1.75 to 1.00
September 30, 2016 and thereafter	1.50 to 1.00

; provided that, at any time during a Reference Quarter, the Borrower may, at its election, upon written notice to the Administrative Agent (which the

Administrative Agent shall promptly provide to each Lender), irrevocably raise the Consolidated Fixed Charge Coverage Ratio covenant level to 1.75 to 1.00, effective as of the last day of such Reference Quarter and each Reference Quarter thereafter.”

SECTION 2.    Amendments to Section 7.6 (Restricted Payments).
(a)    Section 7.6(b) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:
“(b)    so long as no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom,
(i)    if the Consolidated Fixed Charge Coverage Ratio covenant level then in effect under Section 7.1(c) is 1.50 to 1.00, then the Borrower may declare and make regularly scheduled dividends (“dividends”) with respect to its Capital Stock as follows: if, after giving pro forma effect to such dividends, the Consolidated Senior Leverage Ratio as of the last day of the most recent fiscal quarter for which the relevant financial information available is:
(A) less than or equal to 2.50 to 1.00, then such dividends shall not exceed $25,000,000 in the aggregate in any fiscal year of the Borrower;
(B) less than or equal to 3.75 to 1.00 and is greater than 2.50 to 1.00, then such dividends shall not exceed $20,000,000 in the aggregate in any fiscal year of the Borrower, when taken together with the Notes Payments made pursuant to Section 7.9(a)(2) in such fiscal year; and
(C) greater than 3.75 to 1.00, then such dividends shall not exceed $15,000,000 in any fiscal year of the Borrower, when taken together with (1) the Notes Payments made pursuant to Section 7.9(a)(1)(ii), (2) the Notes Payments made pursuant to Section 7.9(a)(2), and (3) the dividends made pursuant to Section 7.6(b)(i)(B);
(ii) if the Consolidated Fixed Charge Coverage Ratio covenant level then in effect under Section 7.1(c) is 1.75 to 1.00, then the Borrower may declare and make Restricted Payments with respect to its Capital Stock or repurchase the Borrower’s Capital Stock or the Insurance Subsidiary may repurchase the Borrower’s Capital Stock (collectively, and for the avoidance of doubt, together with any dividends made pursuant to Section 7.6(b)(i) in such fiscal year, “Stock Payments”) as follows: if, after giving pro forma effect to such Stock Payments, the Consolidated Senior Leverage Ratio as of the last day of the most recent fiscal quarter for which the relevant financial information available is:
(A) less than or equal to 2.50 to 1.00, and if, after giving pro forma effect to such Stock Payments, the aggregate Available Revolving Commitments are (1) greater than or equal to $400,000,000, then such Stock Payments shall not exceed $50,000,000 in any fiscal year of the Borrower; and (2) less than $400,000,000, then such Stock Payments shall not exceed $40,000,000 in any fiscal year of the Borrower;

(B) less than or equal to 3.75 to 1.00 and is greater than 2.50 to 1.00, then such Stock Payments shall not exceed $20,000,000 in any fiscal year of the Borrower, when taken together with the Notes Payments made pursuant to Section 7.9(a)(2) in such fiscal year; and
(C) greater than 3.75 to 1.00, then such Stock Payments shall not exceed $15,000,000 in any fiscal year of the Borrower, when taken together with (1) the Notes Payments made pursuant to Section 7.9(a)(1)(ii), (2) the Notes Payments made pursuant to Section 7.9(a)(2), (3) the dividends made pursuant to Section 7.6(b)(i)(B) and (4) the Stock Payments made pursuant to Section 7.6(b)(ii)(B), in each case, in such fiscal year;
(b)    Section 7.6(e) of the Credit Agreement is hereby amended by deleting the reference to “; and” and substituting in lieu thereof “.”
(c)    Section 7.6(f) of the Credit Agreement is hereby deleted in its entirety.
SECTION 3.    Amendments to Section 7.9 (Payments and Modifications of Certain Debt Instruments and Qualified Preferred Stock).
(a)    Section 7.9(a)(1)(ii)(1) of the Credit Agreement is hereby amended by deleting the reference to “(1) the Stock Payments made pursuant to clause (ii) of the proviso of Section 7.6(b), (2) the Stock Payments made pursuant to Section 7.6(f)” and substituting in lieu thereof “(1) the dividends made pursuant to Sections 7.6(b)(i)(B) and 7.6(b)(i)(C), (2) the Stock Payments made pursuant to Sections 7.6(b)(ii)(B) and 7.6(b)(ii)(C)”.
(b)    Section 7.9(a)(2) is hereby amended by deleting the reference to “the Stock Payments made pursuant to Section 7.6(f) in such fiscal year” and substituting in lieu thereof “the dividends made pursuant to Section 7.6(b)(i)(B) and the Stock Payments made pursuant to Section 7.6(b)(ii)(B), in each case, in such fiscal year.”
SECTION 4.    Conditions to Effectiveness. This Amendment shall become effective on and as of September 30, 2016 upon the Administrative Agent having received (a) this Amendment, executed and delivered by a duly authorized officer of the Borrower and the Required Lenders; and (b) for the account of each Lender that has delivered an executed counterpart hereof (including by facsimile transmission) to the Administrative Agent or its counsel by no later than 5:00 p.m., New York City time, on October 4, 2016, an amendment fee in an amount equal to 0.10% of each such Lender’s Revolving Commitments.
SECTION 5.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (immediately before and after giving effect to this Amendment) the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as though made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

SECTION 6.    GOVERNING LAW; WAIVER OF JURY TRIAL; MISCELLANEOUS:
(a)    No Change. Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by this Amendment. This Amendment shall constitute a Loan Document.
(b)    Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall be effective as delivery of a manually executed counterpart hereof.
(c)    Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.
(d)    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

RENT-A-CENTER, INC.

By:	/s/ Robert D. Davis Robert D. Davis Chief Executive Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Maria Riaz Maria Riaz Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Scott Blackman Scott Blackman
Senior Vice President
Compass Bank, as a Lender

By:	/s/ Khoa Duong Khoa Duong
Vice President
Wells Fargo Bank, NA, as a Lender

By:	/s/ Ron Harrison Ron Harrison
Senior Vice President
SUNTRUST BANK, as a Lender

By:	/s/ Justin Lien Justin Lien
Director
FIFTH THIRD BANK, as a Lender

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By:	/s/ Brian Anderson Brian Anderson
Vice President
Comerica Bank, as a Lender

By:	/s/ Chris Reed Chris Reed
Vice President
BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Janet L. Wheeler Janet Wheeler
Vice President
Regions Bank, as a Lender

By:	/s/ Mohamed Saadalla Mohamed Saadalla
Vice President
Royal Bank of Canada, as a Lender

By:	/s/ Andrew McLauchlin Andrew McLauchlin
Vice President
Citibank, N.A., as a Lender

By:	/s/ Chris Dowler Chris Dowler
Senior Vice President
Citizens Bank, N.A., as a Lender

By:	/s/ Elizabeth Aigler Elizabeth Aigler
Office
INTRUST Bank, N.A., as a Lender

By:	/s/ Marlon E. King Marlon E. King
Sr. Commercial Relationship Mgr.

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